EXHIBIT 99.1

O.I. Corporation Announces $5.68 Million Contract for MINICAMS®

College Station, Texas, August 28, 2009 - O.I. Corporation (NASDAQ: OICO) today announced that its wholly-owned subsidiary, CMS Field Products, has received a contract for approximately $5.68 Million to provide a chemical agent monitoring system based on its MINICAMS® product.

Bechtel National, Inc., under contract with the U.S. Army, will purchase MINICAMS® and associated equipment from CMS for installation at the Pueblo Chemical Agent-Destruction Pilot Plant currently being constructed in Pueblo, Colorado. The equipment will be used primarily for low-level air monitoring at the facility to warn workers if there is an unexpected release of chemical agents during their destruction. CMS will begin work under the contract immediately, with partial shipments scheduled to occur over the next year and a half. Initial deliverables under the contract will be provided in the fourth quarter of 2009.

Don Segers, President and Chief Operating Officer, commented,

"We are very pleased that CMS has been awarded this contract to provide air-monitoring instruments for the Pueblo Chemical Agent-Destruction Pilot Plant. At CMS, we have over 20 years of experience in providing reliable chemical agent air-monitoring technology for projects both large and small. We believe that the selection of MINICAMS® for this vital role in ensuring worker safety is a strong endorsement of the innovative technology developed at OI. We take this responsibility very seriously and look forward to working with Bechtel on this significant demilitarization project for the U.S. Government."

MINICAMS® is a registered trademark of O.I. Corporation.

About O.I. Corporation:

O.I. Corporation, dba OI Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases. Providing products used to digest, extract, and separate components of chemical mixtures, the Company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical. Headquartered in College Station, Texas, the Company's products are sold worldwide.

This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can sometimes be identified by our use of forward-looking words such as "may", "will," "anticipate," "believe," "expect," "project," or "intend". All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Copies of our filings with the Securities and Exchange Commission are available at www.sec.gov and at www.oico.com. Please refer to "Part 1, Item 1A - Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2008, for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Visit the Company's web site at:

http://www.oico.com

Investor Relations:

Bruce Lancaster

Chief Executive Officer &

Chief Financial Officer

979.690.1711